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                                                                   EXHIBIT 10(f)

                                LICENSE AGREEMENT

                                     BETWEEN

                               SANDIA CORPORATION

                                       AND

                        SUPERCONDUCTIVE COMPONENTS, INC.

                            LICENSE NUMBER 95-C00131



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                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS ....................................................1

ARTICLE II - LICENSE .......................................................2

ARTICLE III - ROYALTY, FEES AND PAYMENTS ...................................3

ARTICLE IV - STATEMENTS, REPORTS AND PAYMENTS ..............................3

ARTICLE V - GOVERNMENT RIGHTS ..............................................4

ARTICLE VI - DURATION AND TERMINATION.......................................4

ARTICLE VII - WARRANTY, LIABILITY AND INDEMNIFICATION.......................5

ARTICLE VIII - GENERAL PROVISIONS ..........................................6

ARTICLE IX - ASSIGNMENT ....................................................7

ARTICLE X - PREFERENCE FOR U.S. INDUSTRY ...................................7

ARTICLE XI - GOVERNMENT RIGHTS AND SPONSORSHIP..............................7

ARTICLE XII - EXPORT CONTROL ...............................................8

ARTICLE XIII - CONTROLLING LAW .............................................8

ARTICLE XIV - ENTIRE AGREEMENT .............................................8

EXHIBIT A .................................................................10


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                                LICENSE AGREEMENT

This License Agreement, effective on the date of last signature hereto, is by and between Sandia Corporation ("Sandia"), a corporation whose principal place of business is located in Albuquerque, New Mexico, and Superconductive Components, Inc. ("SCI"), a corporation whose principal place of business is located in Columbus, Ohio.

WITNESSETH THAT:

         WHEREAS, Sandia manages and operates a federally-owned facility known as Sandia National Laboratories for the United States Department of Energy ("DOE") under Contract DE-AC04-94AL85000;

         WHEREAS, Sandia his developed and acquired, may further develop and acquire, and may further become, the assignee of Sandia Patent Rights (as defined herein);

         WHEREAS, Sandia desires to license Sandia Patent Rights in support of technology transfer to United States industries to enhance the United States' competitiveness;

         WHEREAS, the United States Government is neither a party to nor assumes any liability for activities of Sandia in connection with this License Agreement;

         WHEREAS, Sandia has either been granted or will request a waiver from DOE for Sandia Patent Rights. Under the terms of this waiver, the United States Government reserves a nonexclusive license in Sandia Patent Rights;

         WHEREAS, at the time of conception of the invention comprising Sandia Patent Rights, Sandia was operated by American Telephone & Telegraph Company CAT&T") under Contract No. DE-AC04-76DP00789 with the DOE under which AT&T reserved nonexclusive license in Sandia Patent Rights; and

         WHEREAS, SCI desires to obtain from Sandia, and Sandia is willing to make available to SCI, a license under Sandia Patent Rights to make, use and sell certain products in accordance with the terms and conditions set forth herein, including the payment of moneys,

NOW, THEREFORE, in consideration of the agreements of the respective Parties hereto, and for the faithful performance of this License Agreement, it is hereby agreed as follows:

                             ARTICLE I - DEFINITIONS

1.1 "Sandia" and "SCI" may each be referred to as a "Party" or, collectively as "Parties" to this License Agreement.


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1.2  "Sandia Patent Rights" shall mean the United States patent set forth in
     EXHIBIT A, which is incorporated by reference hereto and made a part hereof, and any division, continuation, continuation-in-part, or reissue thereof, or any foreign counterpart thereof.

1.3 "Licensed Product" shall mean any product that is, or is produced by a process that is, operated under any claim of Sandia Patent Rights.

1.4  "Net Sales Price" shall mean:

     (a) In respect of Licensed Product sold, leased or transferred in normal arm's length commercial transactions between SCI and non-Affiliates, the Net Sales Price shall mean the gross sales price of licensed Product charged to SCI customer's without any deductions other than the following relating to such transactions where applicable: (1) prompt payment and other trade discounts, (2) allowances for return of defective shipments, (3) transportation and packing charges, and (4) sales and excise taxes, to the extent that such items are separately stated in invoices or appear as items of allowance in the records of SCI.

     (b) In the event SCI makes, sells, leases or transfers systems combining Licensed Product with other systems, the Net Sales Price of Licensed Product shall be calculated in the manner set forth in Paragraphs 1.4(a) of this Article I, except that the gross sales price for Licensed Product in such combination shall be SCI's gross sales price for the same quantities of the same or substantially similar Licensed Product not in such combination or, if no such gross sales price exists, then the fair market value thereof.

1.5  "Government" shall mean the United States of America and agencies thereof.

                              ARTICLE II - LICENSE

2.1 Subject to the terms and conditions of this License Agreement, Sandia hereby grants SCI a nontransferable, nonexclusive right and license for SCI to make and have made Licensed Product under one or more claims of Sandia Patent Rights; to sell, lease or transfer Licensed Product; and for SCI's customers to use Licensed Product sold, leased or transferred by SCI for which royalties have been paid hereunder to Sandia.

2.2 Sandia releases SCI and all purchasers or users of Licensed Product acquired, mediately or immediately, from SCI from all claims, demands and rights of action in which Sandia may have on account of any infringement or alleged infringement of any Sandia Patent Rights by the manufacture, use, lease, sale, as other disposition of Licensed Product which prior to the effective date of this License Agreement were manufactured, used, sold or otherwise disposed of by SCI.

2.3 Express or implied licenses and rights outside the scope of Article II are expressly excluded.


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                     ARTICLE III -ROYALTY, FEES AND PAYMENTS

3.1 SCI agrees that as initial consideration for Sandia's grant of the rights and licenses set forth in this License Agreement, SCI will pay to Sandia the sum of ten thousand dollars ($10,000) within thirty (30) days of the effective date of this License Agreement.

3.2 In further consideration for the licenses and other rights granted by Sandia herein, SCI agrees to pay to Sandia a running royalty of five percent (5%) of the Net Sales Price of Licensed Product made, sold, leased, or transferred by SCI during the term of this License Agreement.


                  ARTICLE IV - STATEMENTS, REPORTS AND PAYMENTS

4.1 For the purpose of computing royalties hereunder, a Licensed Product shall be considered sold or leased when billed out, when shipped out or when paid for, whichever shall first occur.

4.2 SCI shall render to Sandia by January 31 of each calendar year, while this License Agreement exists, a royalty statement reporting each amount SCI invoices its customers for Licensed Product during the preceding accounting period beginning respectively on the preceding January 1. The statement shall give all information necessary for the determination of royalties payable hereunder. SCI shall accompany each such statement with the payment of all such royalties due Sandia, computed in accordance with Article IV. If for any accounting period no royalty payment shall be due, SCI shall submit a written statement to that effect.

4.3 SCI shall keep true and accurate records in such manner and detail as to permit the verification of all royalties paid and payable under this License Agreement. Such records shall be made available during ordinary business hours for inspection at SCI's ordinary place of business by authorized representatives of Sandia. SCI shall be obligated to retain such records for at least five (5) years after the report to which such records pertain is rendered to Sandia.

4.4 All royalties payable by SCI hereunder shall be paid to Sandia at the address specified in Article VIII hereof in United States of America dollars in the total amounts provided for in this License Agreement, Any taxes, assessments or charges assessed or imposed by an entity or government other than by the Government of the United States of America or any state or local government in the United States of America, that Sandia or SCI or any other party shall be required to pay with respect to such royalty, shall be borne by SCI.

4.5 The rate of exchange to be used in calculating royalties payable by SCI for an accounting period shall be the rate of exchange published by the WALL STREET JOURNAL on the last business day of such accounting period.


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4.6  Without excusing Prompt Payment of royalties due, any and all royalties left unpaid after the aforementioned date in Paragraph 4.2 of this Article IV, shall bear interest at the prime rate in effect at the First Security Bank of Albuquerque, New Mexico, on the date that payment of said royalties becomes due, Plus three (3) percentage points.

4.7 The DOE may require Sandia to report on the utilization or the effect of using Sandia Patent Rights in the commercial marketplace. In this regard, SCI agrees to cooperate with and assist Sandia in making all such reports.

4.8 SCI will provide to Sandia on July 31 of each year a report on SCI's utilization of superconductive powder technology. The report will include information on the economic impact of the technology on SCI. Examples include but not limited to: dollar and percentage change in sales and number of jobs created or eliminated, changes in efficiency of operations, changes in SCI's competitive position in the industry, and how the Sandia technology and Licensed Product compares with similar domestic and international technologies and products.

                          ARTICLE V - GOVERNMENT RIGHTS

5.1 SCI will not pay royalty on Licensed Product sold to the Government or a contractor for the benefit of any Government contract (pursuant to the Government's nonexclusive reserved license).

5.2 In transactions involving the Government, Licensed Product and SCI, SCI must maintain true and accurate records that the Government received a discount equal to or greater than the amount of royalty that SCI would have paid had the Government not been involved. Any sale to a Government agency shall be reported by providing: (a) identification of the Government agency, (b) identification of the Government contract number, and (c) a description of SCI's lost royalty amount due to the transaction with the Government.

                     ARTICLE VI - DURATION, AND TERMINATION

6.1 The right and license granted to SCI under Article II and the obligation to pay royalty under Article III shall continue until January 1, 2015, or until the expiration of Sandia Patent Rights, whichever occurs first, unless earlier terminated as specified in Article VI. Except for SCI's right and license granted under Article II, all other provisions relating to SCI and intended to survive the date set forth in Paragraph 6.1, and the expiration of Sandia Patent Rights and any such early termination, shall survive.

6.2 Following termination of the rights and licenses granted by Sandia under this License Agreement, as specified in Paragraphs 6.3 through 6.5 hereof, SCI shall have no further rights and licenses under Article II.

6.3 Termination of SCI's right and license under this License Agreement for any reason shall not relieve SCI of any obligation or liability accrued either before or after the termination.


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6.4  Sandia may terminate the Rights and licenses granted by Article II if SCI shall at any time:

     (a) defaults in the payment of any royalty;

     (b) commits any breach of this License Agreement; or

     (c) makes any false statement;

     and fails to remedy or cure any such default, breach or false statement within sixty (60) days after written notice of the default, breach or false statement is given by Sandia.

6.5 Sandia may terminate the rights and licenses granted by Article II by giving written notice to SCI in the event SCI experiences any of the following events: dissolution, insolvency, filing of a voluntary petition in bankruptcy, adjudication as a bankrupt pursuant to an involuntary petition, appointment by a court of a temporary or permanent receiver, trustee or custodian for its business, or an assignment for the benefit of creditors. Such termination shall be effective immediately upon the giving of such notice.

              ARTICLE VII - WARRANTY, LIABILITY AND INDEMNIFICATION

7.1  Sandia warrants that it has the right to grant the rights and licenses in
     Article II.

7.2 Sandia makes no warranty, express or implied, as to the accuracy or utility of any Sandia Patent Rights. Sandia further makes no warranty, express or implied, that the use of any Sandia Patent Rights made available to SCI under this License Agreement will not infringe any United States or foreign patent, copyright, or trade secret. Under this License Agreement, Sandia Patent Rights is made available to SCI on an "AS-IS" basis.

     EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILTY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED HEREUNDER.

7.3 Sandia and the Government and their agents, officers and employees shall not be liable for any loss, damage, injury or other casualty of whatsoever kind, or by whomsoever caused, to the person or property of anyone, including SCI and its Affiliates, arising out of or resulting from the licenses granted to SCI herein, or the accuracy and validity of Sandia Patent Rights, or from any system in the Field of Use or component thereof made, used, sold, leased or transferred by SCI or its Affiliates, and SCI agrees for itself, its successors and assigns, to defend, indemnify and hold Sandia and the Government, harmless from and against all claims, demands, liabilities, suits or actions (including all reasonable expenses and attorney's fees incurred by or imposed on SCI or its Affiliates in connection therewith) for such loss, damage, injury or other casualty.



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7.4  Sandia makes no warranty or guarantee in respect of the validity of Sandia
     Patent Rights.

7.5 Sandia shall retain the sole right to bring litigation for infringement of Sandia Patent Rights. SCI shall promptly bring to Sandia's attention any information of which SCI is aware of relating to third party infringement of Sandia Patent Rights.

                        ARTICLE VIII - GENERAL PROVISIONS

8.1 SCI shall not, without the express written consent of Sandia, make any verbal or written statements or perform any act indicating that Sandia endorses or approves, or has endorsed or approved, any Licensed Product. Specifically, SCI shall not, without the express written consent of Sandia, associate or in any way connect any name or trademark of Sandia or its Affiliates with any Licensed Product. However, SCI may indicate that Licensed Product is manufactured, sold, leased or used under a license granted by Sandia.

8.2 Any notice with respect to this License Agreement shall be deemed given on the date when sent by facsimile transmission with receipt of confirmation or when mailed by registered mail, return receipt requested, addressed to the Party to be notified at its address set forth below or such other address as is designated by writing:

          Sandia Corporation:

          FOR  STATEMENTS AND NOTICES:

               Sandia Corporation
               Attention: Licensing Coordinator, Org. 4200
               Mailstop 1380
               P.O. Box 5800
               Albuquerque, NM 87185-1380
               Phone: (505) 843-4190
               Facsimile: (505) 843-4175

          FOR PAYMENTS:

               Sandia Corporation
               Attention: Assistant Treasurer, Org. 10602
               Mailstop 0189
               P.O. Box 5800
               Albuquerque, NM 87185-0189



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          FOR SCI:

               Superconductive Components, Inc.
               Attention: Mr, R. J. Gaines
               1145 Chesapeake Avenue
               Columbus, OH 43212
               Phone: (614) 486-0261
               Facsimile: (614) 486-0912

8.3 The waiver of a breach of this License Agreement or the failure of either Party to exercise any right under this License Agreement shall in no event constitute a waiver as to any other breach, whether similar or dissimilar in nature, or prevent the exercise of any right under this License Agreement.

8.4 SCI agrees to affix appropriate statutory patent markings to all materials included in Licensed Product made hereunder and covered by issued and unexpired claims of Sandia Patent Rights, and otherwise to modify such notice as Sandia may from time to time direct in conformity with the patent statutes.

8.5 The Index and Headings used in this License Agreement are for reference purposes only and shall not be used in the interpretation of this License Agreement.

                             ARTICLE IX - ASSIGNMENT

9.1 SCI shall not, without the prior written consent of Sandia, assign this License Agreement of any rights hereunder except to a successor to the business of SCI who shall agree to be bound to the same extent as SCI by a the terms and conditions of this License Agreement.

9.2 Sandia may assign or otherwise transfer this License Agreement or any rights hereunder to any assignee or transferee who shall agree to be bound to the same extent as Sandia by all the terms and conditions of this License Agreement.

                    ARTICLE X - PREFERENCE FOR U.S. INDUSTRY

10.1 SCI agrees that any products embodying Sandia Patent Rights or produced through the use of Sandia Patent Rights will be designed, developed and manufactured substantially in the United States.

                 ARTICLE XI - GOVERNMENT RIGHTS AND SPONSORSHIP

11.1 The Government is granted for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable, worldwide license in Sandia Patent Rights to make, have made, use or sell Sandia Patent Rights.


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11.2 MARCH-IN RIGHTS. The Parties agree and understand that the Government retains "march-in" rights, in accordance with the procedures set forth in 35 USC 203 and any supplemental regulations promulgated by the DOE.

11.3 NEITHER THE GOVERNMENT NOR THE DOE, NOR ANY OF THEIR. EMPLOYEES, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.

11.4 SCI acknowledges that the DOE has audit and inspection. rights over an activities conducted at Sandia's location. SCI hereby permits the exercise of such rights in conjunction with SCI's activities which may involve proprietary information disclosed to Sandia hereunder; provided, however, that any disclosure to SCI is further protected under 18 USC 1905.

                          ARTICLE XII - EXPORT CONTROL

12.1 SCI shall abide by the export control laws and regulations of the United States Department of Commerce and other United States governmental regulations relating to the export of Sandia Patent Rights. Failure to obtain an export control license or other authority from the Government may result in criminal liability under U.S. laws.

                         ARTICLE XIII - CONTROLLING LAW

13.1 This License Agreement is made in Albuquerque, New Mexico, U.S.A., and shall be governed by and construed in accordance with the laws of the State of New Mexico. The Parties agree to the exclusive jurisdiction of the courts of Now Mexico or the United States District Court for New Mexico.

                         ARTICLE XIV - ENTIRE AGREEMENT

14.1 Each Party warrants and represents that the execution and delivery of this License Agreement by Sandia and SCI has not been induced by any promises, representations, warranties or other agreements, other than those specifically expressed. This License Agreement includes EXHIBIT A and embodies the entire understanding between SCI and Sandia Corporation with respect to the subject matter described within this License Agreement. This License Agreement shall supersede all previous communications, representations or undertakings, either verbal or written, between SCI and Sandia with regard to License Agreement.

14.2 No modification of this License Agreement shall be valid or binding upon the Party against whom enforcement of the modification is sought, unless the modification is made in writing and signed by duly authorized representatives of both Sandia and SCI.


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IN CONSIDERATION OF THE FOREGOING TERMS AND CONDITIONS, Superconductive
Components, Inc. and Sandia Corporation have caused this License Agreement to be executed in duplicate by their duly authorized representatives. This License Agreement will be effective on the last day and year written below.

                                  SANDIA CORPORATION:

                                  By:      /s/ Warren D. Siemens
                                           ----------------------------
                                               Warren D. Siemens

                                  Title: Director, Technology Partnerships and
                                         Commercialization

                                  Date:  2/26/96
                                         ------------------------------

                                  SUPERCONDUCTIVE COMPONENTS, INC.

                                  By:      /s/ John R. Gaines, Jr.
                                         ------------------------------
                                               John R. Gaines, Jr.

                                  Title:   Vice President
                                         ------------------------------

                                  Date:    2/19/96
                                         ------------------------------

THIS LICENSE AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY IN ANY MANNER UNLESS DULY EXECUTED BY AN AUTHORIZED REPRESENTATIVE OF BOTH PARTIES.




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                                    EXHIBIT A

SANDIA PATENT (SD-4548)

This is a technique for preparing highly pure, homogeneous precursor powder mixtures for metal oxide superconductive ceramics. The mixtures are prepared by instantaneous precipitation from stoichiometric solutions of metal salts, such as nitrates, at 9 - 12 pH by addition of solutions of non-complexing pyrolzable cations such as alkyammonium and carbonate ions.

U. S. Patent Number 4,839,339









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